                                   FORM 8-A

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                          --------------------------

                               PENNZOIL COMPANY
            (Exact name of registrant as specified in its charter)

               DELAWARE                                  38-1016240
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


PENNZOIL PLACE, P.O. BOX 2967, HOUSTON, TEXAS                 77252-2967
  (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

          Title of each class                  Name of each exchange on which
          to be so registered                  each class is to be registered


   EXCHANGEABLE SENIOR DEBENTURES               NEW YORK STOCK EXCHANGE, INC.
            DUE 2008


        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        Securities Act registration statement file number to which this form relates:

        333-43003

        Securities to be registered pursuant to Section 12(g) of the Act:

                                     NONE

ITEM 1.    DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

        The material set forth in the section captioned "Description of the New Debentures" in the Registration Statement on Form S-4 (Registration No. 333-43003) of Pennzoil Company (the "Company"), filed with the Securities and Exchange Commission on December 23, 1997, is incorporated herein by reference.

ITEM 2.    EXHIBITS

        *1. Restated Certificate of Incorporation of the Company, as amended through May 10, 1996 (incorporated herein by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File No. 1-05591 Exhibit 3).

        *2. Bylaws of the Company as amended through July 1, 1997 (incorporated herein by reference from the Company's Current Report on Form 8-K dated July 1, 1997, File No. 1-05591 Exhibit
                1).

        *3. Indenture, dated as of December 15, 1992, between the Company and Texas Commerce Bank National Association, as trustee (incorporated herein by reference from the Company's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 1-05591 Exhibit 4(o)).

        *4. Proposed form of the Third Supplemental Indenture between the Registrant and Texas Commerce Bank National Association, as trustee, relating to the exchangeable senior debentures due 2008 (incorporated herein by reference from the Company's Registration Statement on Form S-4 (Registration No. 333-43003) filed with the Securities and Exchange Commission on December 23, 1997).

                * Incorporated by reference.

                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, on this 12th day of January, 1998.


PENNZOIL COMPANY


By: /s/ David P. Alderson, II
   -----------------------------
   Name:  David P. Alderson, II
   Title: Group Vice President - Finance and Accounting